UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2009
Date of Report (Date of earliest event reported)

CHINA NATURAL GAS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-31539	98-0231607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis Tang Yan Road, Hi-Tech Zone Xian,710065, Shaanxi Province China
(Address of principal executive offices)

+86-29-88323325
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by China Natural Gas, Inc.  (the “Company”) as Amendment No. 1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 10, 2009. The Company has determined that no material modification to the right of security holders has occurred through the warrant repricing reported in the original current report on Form 8-K, as the exercise price adjustment was a term of the warrants when first issued, and such term was not amended. The Company therefore believes that the current report on Form 8-K should be amended to reflect a report being voluntarily filed pursuant to Form 8-K Item 8.01, rather than filed pursuant to the requirements of Form 8-K Item 3.03.

Item 8.01.                      Other Events

On January 29, 2009, the Company downwardly adjusted the per share exercise price of warrants to purchase common stock of the Company (the “Warrants”) from $7.3652 to $3.6826.  The Warrants were issued pursuant to the Warrants Agreement dated as of January 29, 2008 (the “Warrant Agreement”) by and among the Company, Deutsche Bank AG, Hong Kong Branch as Warrant Agent and Deutsche Bank Luxembourg S.A. as Warrant Registrar.  Pursuant to the Warrant Agreement, the exercise price of the Warrants is adjusted on the first anniversary of issuance and thereafter, at every six month anniversary beginning in the fiscal year 2009 if the volume weighted average price, or VWAP for the 15 trading days prior to the applicable reset date is less than the then applicable exercise price, in which case the exercise price shall be adjusted downward to the then current VWAP; provided however, that in no event shall the exercise price be adjusted below $3.6826 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: June 15, 2009	By:	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer